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                                  EXHIBIT 5.1

                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304

                                                                   June 26, 1995

LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, CA 95035

       Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by LSI Logic Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on June 27, 1995 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include up to 750,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As counsel to the Company in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and any related short-form Registration Statement filed to register additional securities ("Short-form Registration Statement"), and further consent to the use of our name wherever appearing in the Registration Statement and any Short-form Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto, which has been approved by us.

                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation